Jacksonville Bancorp, Inc. Announces Results Of Rights Offering And Shares Available In Public Offering

JACKSONVILLE, Fla., Sept. 23, 2013 /PRNewswire/ -- Jacksonville Bancorp, Inc. (the "Company") (NASDAQ: JAXB), holding company for The Jacksonville Bank, announced that 2,082,617 shares of common stock were subscribed for in its previously announced rights offering, totaling approximately $1,041,308 before expenses, and that it has accepted all such subscriptions. The rights offering period expired at 5:00 p.m., Eastern Time, on Friday, September 20, 2013.

(Logo: http://photos.prnewswire.com/prnh/20020410/JAXBLOGO)

In the rights offering, the Company distributed to eligible holders of its common stock one non-transferable subscription right for each share of common stock owned by such holder on August 20, 2013, the record date for the rights offering. Each subscription right entitled its holder to purchase 2.0002 shares of common stock at a subscription price of $0.50 per share.

At the completion of the rights offering, 7,917,383 shares of common stock remained available for sale to the public through Hovde Group, LLC, the Company's sales agent for the offering, which is acting on a "best efforts" basis only. The subscription price for the public offering is $0.50 per share. The public offering period will expire on October 4, 2013, unless extended.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

The public offering is being made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement, accompanying prospectus and additional materials relating to the public offering may be obtained by contacting Dan Pake, Managing Director of Hovde, at (323) 395-9969.

The Company

Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market with approximately $522.4 million in assets and eight full-service branches in Jacksonville and Jacksonville Beach, Duval County, Florida as well as our virtual branch. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The risks, uncertainties and factors affecting actual results include but are not limited to: our ability to conduct, and the results of, the public offering; our ability to dispose of substandard assets and the disposition prices thereof; economic and political conditions, especially in North Florida; real estate prices and sales in the Company's markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

CONTACT: Valerie Kendall, (904) 421-3051